UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Certain Member Directors

On September 28, 2017, Christine H. H. Camp, director of Central Pacific Bank in Honolulu, Hawaii; Steven L. Bumann, chief financial officer at BankWest, Inc. in Pierre, South Dakota; and James G. Livingston, senior vice president and director of Municipal and Institutional Services at ZB, National Association in Salt Lake City, Utah, were each declared elected by the Federal Home Loan Bank of Des Moines (“Bank”) to serve as member directors on the Bank’s board for a four-year term each commencing January 1, 2018. Ms. Camp will serve her first term as a member director representing the state of Hawaii. Mr. Bumann and Mr. Livingston are incumbent member directors representing the states of South Dakota and Utah respectively, with current terms expiring December 31, 2017. The 2018 board committees on which Ms. Camp and Messrs. Bumann and Livingston will be named to serve have not been determined as of the date of this filing.

Legal Framework for the Deemed Election

The election of Ms. Camp and Messrs. Bumann and Livingston took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended (“Bank Act”), and the related regulations of the Federal Housing Finance Agency (“Finance Agency”). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank's members in the relevant state. On September 28, 2017, the Bank sent notice of Ms. Camp, Mr. Bumann and Mr. Livingston's election to its Hawaii, South Dakota and Utah members, respectively.

Compensation of Directors for 2018

The Bank expects to compensate Ms. Camp, Mr. Bumann and Mr. Livingston in accordance with the Bank's 2018 Director Fee Policy, a policy that has not yet been adopted. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a Bank director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see Item 13-- Certain Relationships and Related Transactions, and Director Independence of the Bank's 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 21, 2017.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K are copies of member announcements dated September 28, 2017, regarding Ms. Camp's election and Mr. Bumann and Mr. Livingston's re-election, as well as the commencement of the Bank's 2017 director election for member and independent directorship seats to be filled for terms beginning January 1, 2018. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1        Member Announcements, dated September 28, 2017, issued by the Bank.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

September 28, 2017	By:	/s/ Joseph E. Amato

Name: Joseph E. Amato
Title: Executive Vice President/Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Member Announcements